UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K
Current Report
Pursuant to Section 13 or 13(d) of the Securities Exchange Act of 1934
__________________

Date of Report (Date of earliest event reported):
May 29, 2014

UROPLASTY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-32632	41-1719250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 426-6140
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, the Board of Directors of Uroplasty, Inc. appointed Kevin H. Roche (63) to serve as a Class I director until Uroplasty’s next annual meeting of shareholders.  Mr. Roche will chair Uroplasty’s Nominating Committee and also serve as a member of its Audit Committee.  Mr. Roche will be compensated for his services on the board in the same fashion as other independent board members.

Mr. Roche’s background includes more than 30 years in legal, advisory, and executive operating roles within the healthcare industry.  He previously served as the General Counsel of UnitedHealth Group, later becoming CEO of their Ingenix division.  He currently leads Roche Consulting, LLC, a general health care consulting and investing firm providing strategic, operational, legal and other business advice to industry clients.  Mr. Roche also served as managing partner at Vita Advisors LLC, a healthcare mergers and acquisition advisory firm.  Mr. Roche earned his law degree from the University of Minnesota Law School and received his M.B.A. from the University of Minnesota’s Carlson School of Business.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 2, 2014 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.

By:	/s/ Brett Reynolds
Brett Reynolds
Senior Vice President, Chief Financial Officer and Corporate Secretary

Dated:   June 2, 2014

UROPLASTY, INC.

FORM 8-K
Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release dated June 2, 2014	Filed herewith